EXHIBIT 21.1
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                               SUBSIDIARIES OF
                      AMLI RESIDENTIAL PROPERTIES TRUST



          NAME                                JURISDICTION OF ORGANIZATION
          ----                                ----------------------------

AMLI Residential Properties, L.P.                       Delaware
AMLI Residential Construction, Inc.                     Delaware
AMLI Institutional Advisors, Inc.                       Illinois
AMLI Management Company                                 Delaware
Laurel Park Venture                                      Georgia
AMLI Partners Ltd. 85-IV                                Illinois
AMLI Towne Creek Crossing L.P.                           Georgia
AMLI Foundation Co-Investors, L.P.                      Delaware
AMLI at Champions, L.P.                                   Texas
AMLI at Pleasant Hill J.V.                               Georgia
AMLI at Windbrooke, L.P.                                Illinois
AMLI Foundation Co-Investors-II, L.P.                   Delaware
Barrett Lakes L.L.C.                                    Delaware
AMLI at Willeo Creek, L.P.                               Georgia
AMLI at Chevy Chase, L.P.                               Illinois
AMLI at Willowbrook, L.P.                               Illinois
AMLI at River Exchange, L.L.C.                          Delaware
Acquiport/Aurora Crossing, L.P.                         Delaware
Acquiport/Fossil Crossing, L.P.                         Delaware
AMLI at Danada, L.L.C.                                  Illinois
AMLI at Verandah, L.P.                                  Delaware
Park Creek-Gainesville, L.L.C.                           Georgia
Timberglen and Wesley, L.P.                             Delaware